INVESTMENT SUB-ADVISORY AGREEMENT

AMONG WELLS FARGO FUNDS TRUST,

WELLS FARGO FUNDS MANAGEMENT, LLC,

THE ROCK CREEK GROUP, LP AND WELLINGTON MANAGEMENT COMPANY LLP

            This AGREEMENT is entered into as of the ___th day of August, 2018, by and among Wells Fargo Funds Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, on behalf of its series, Wells Fargo Alternative Strategies Fund (the “Fund”), with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Wells Fargo Funds Management, LLC (the “Investment Manager”), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, The Rock Creek Group, LP, a limited partnership organized under the laws of the State of Delaware, with its principal place of business at 1133 Connecticut Avenue, N.W., Suite 810, Washington, D.C. 20036 (the “Sub-Adviser”) and Wellington Management Company, LLP, a general partnership organized under the laws of Delaware with a principal place of business at 280 Congress Street, Boston, Massachusetts 02025 (the “Manager”).

            WHEREAS, the Trust, on behalf of the Fund, has retained the Investment Manager to render investment management services pursuant to an Investment Management Agreement, dated as of July 1, 2015, by and between the Investment Manager and the Trust, on behalf of the Fund (including the predecessor Investment Advisory Agreement, dated August 6, 2003 and as amended, by and between the Investment Manager and the Trust, the “Investment Management Agreement”);

            WHEREAS, the Investment Manager, acting pursuant to the Investment Management Agreement and with the approval of the Trust’s Board of Trustees, has retained the Sub-Adviser to provide specified investment advisory services to the Fund, under the terms of an investment sub-advisory agreement, dated April 1, 2014 and as amended or supplemented from time to time, among the Trust, the Investment Manager and the Sub-Adviser;

            WHEREAS, the Investment Manager and the Sub-Adviser, with the approval of the Trust’s Board of Trustees, has retained the Manager, to assist the Investment Manager and the Sub-Adviser in the provision of investment advisory services to the Fund(s), under the terms of an investment sub-advisory agreement, dated April 1, 2014 and as amended or supplemented from time to time, among the Trust, the Investment Manager, the Sub-Adviser and the Manager (attached hereto as Appendix A, the “Former Manager Sub-Advisory Agreement”);

WHEREAS, a transaction (the “Transaction”) whereby the equity holders of the Sub Adviser and the Investment Manager have entered into an agreement pursuant to which persons affiliated with the Investment Manager have, subject to the terms and conditions set forth therein, transferred all of their interests to the other equity holders of the Sub Adviser on the date of the closing of the Transaction (the “Closing”);

WHEREAS, the Transaction is treated for purposes of the Investment Company Act of 1940 (the “1940 Act”) as a change in control of the Sub-Adviser, constituting an “assignment” for purposes of Section 15(a)(4) of the 1940 Act and resulting in an automatic termination of the Former Manager Sub-Advisory Agreement as of the date of the Closing (the “Closing Date”);

WHEREAS, the Board of Trustees of the Trust, on behalf of the Fund, approved the liquidation and termination of the Fund (the “Liquidation”) to take place on or about October 12, 2018, pursuant to a written plan of liquidation and termination (attached hereto as Appendix B, the “Plan”) such Plan constitutes instructions of the Fund and the Investment Manager for purposes of the Manager performing the services hereunder;

            WHEREAS, the Investment Manager, the Trust and the Sub-Adviser desire that the Manager continue to serve as an investment subadviser of the Trust on behalf of the Fund as the Fund winds down its affairs, and the Manager is willing to continue to provide the services to the Fund in such capacity, on the terms and conditions stated herein; and

            WHEREAS, solely for convenience, the Investment Manager, the Trust, the Sub-Adviser and the Manager wish to adopt the Former Manager Sub-Advisory Agreement as the framework for establishing the rights and obligations of the parties under this Agreement, and acknowledge that pursuant to the Plan, the Manager, under the direction of the Investment Manager and the Sub-Adviser, is authorized and directed to assist in connection with the winding down of the Fund in connection with the Liquidation of the Fund;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

Adoption of Former Agreement. Each party adopts and assumes as of the Closing Date the rights, duties and obligations of such party under the Former Manager Sub-Advisory Agreement (including, without limitation, the Fee Agreement attached as Schedule A thereto as if such Former Manager Sub Advisory Agreement had continued to be in effect following the Closing Date).

Plan of Liquidation. The parties acknowledge and agree that pursuant to the Plan, the Manager, under the direction of the Investment Manager and the Sub-Adviser, is authorized and directed to effect the winding down of the Fund in connection with the Liquidation of the Fund.

Miscellaneous. This Agreement may be executed in multiple counterparts and all counterparts so executed will constitute one and the same agreement binding on all of the parties.

[Signature page follows]

IN WITNESS WHEREOF,the parties hereto have caused this instrument to be executed by their officers designated below on the dates indicated below with effect as of the day and year first above written.

WELLS FARGO FUNDS TRUST

on behalf of its series, Wells Fargo Alternative Strategies Fund

By:   ________________________________________

            Name:

            Title:

WELLS FARGO FUNDS MANAGEMENT, LLC

By:   ________________________________________

            Name:

            Title:

THE ROCK CREEK GROUP, LP

By:   ________________________________________

            Name:

            Title:

WELLINGTON MANAGEMENT COMPANY LLP

By:   ________________________________________

            Name:

            Title:

Appendix A

Former Manager Sub-Advisory Agreement

INVESTMENT SUB-ADVISORY AGREEMENT

AMONG WELLS FARGO FUNDS TRUST,

WELLS FARGO FUNDS MANAGEMENT, LLC, THE ROCK CREEK GROUP, LP AND WELLINGTON MANAGEMENT COMPANY, LLP

This AGREEMENT is made as of this 1st day of April 2014, by and among Wells Fargo Funds Trust (the “Trust”), a business trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Wells Fargo Funds Management, LLC (the “Adviser”), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, The Rock Creek Group, LP, a limited partnership organized under the laws of the State of Delaware, with its principal place of business at 1133 Connecticut Avenue, N.W., Suite 810, Washington, D.C. 20036 (the “Sub-Adviser”) and Wellington Management Company, LLP, a general partnership organized under the laws of Massachusetts with a principal place of business at 280 Congress Street, Boston, Massachusetts 02025 (the “Manager”).

            WHEREAS, the Adviser, the Sub-Adviser and the Manager are each registered investment advisers under the U.S. Investment Advisers Act of 1940 (the “Advisers Act”); and

WHEREAS, the Trust is registered under the U.S. Investment Company Act of 1940 (the “1940 Act”), as an open-end, series management investment company; and

WHEREAS, the Trust’s Board of Trustees (the “Board”) has engaged the Adviser to perform investment advisory services for each series of the Trust under the terms of an investment advisory agreement, dated August 6, 2003 and as amended and supplemented from time to time, between the Adviser and the Trust (the “Advisory Agreement”); and

WHEREAS, the Adviser, acting pursuant to the Advisory Agreement and with the approval of the Trust’s Board, has retained the Sub-Adviser to provide specified investment advisory services to each series of the Trust listed in Appendix A hereto as it may be amended or supplemented from time to time (the “Fund(s)”) under the terms of an investment sub-advisory agreement, dated April 1, 2014 and as amended or supplemented from time to time, among the Trust, the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”); and

WHEREAS, the Adviser and the Sub-Adviser wish to retain the Manager, and the Trust’s Board has approved the retention of the Manager, to assist the Adviser and the Sub-Adviser in the provision of investment advisory services to the Fund(s), and

WHEREAS, the Manager is willing to provide those services on the terms and conditions set forth in this Agreement;

            NOW THEREFORE, the Trust, the Adviser, the Sub-Adviser and the Manager agree as follows:

            Section 1.  The Trust. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) under the 1940 Act and the U.S. Securities Act of 1933 (the “Securities Act”), including any representations made in the prospectus and statement of additional information relating to the Fund(s) contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board.

            Section 2.  Appointment of Manager.  Subject to the direction and control of the Board, the Adviser has been appointed to manage the investment and reinvestment of the assets of the Fund(s) and to provide certain management and related services specified in the Advisory Agreement with respect to the Fund(s).

            Subject to the direction and control of the Board and the Adviser, the Sub-Adviser has been appointed to manage the investment and reinvestment of the assets of the Fund(s) and to provide the management and related services specified in the Sub-Advisory Agreement, all in such manner and to such extent as may be directed from time to time by the Board or the Adviser.

              Subject to the direction and control of the Board, the Adviser and the Sub-Adviser, and with the oversight of the Adviser and the Sub-Adviser, the Manager is hereby appointed and agrees to manage the investment and reinvestment of that portion of the assets of the Fund(s) allocated to it from time to time by the Board, the Adviser or the Sub-Adviser (the “Manager Portion”) and to provide the management and related services specified herein, all in such manner and to such extent as may be directed from time to time by the Board, the Adviser or the Sub-Adviser.  Without limiting the generality of the foregoing, the Board, the Adviser or the Sub-Adviser may direct the Manager’s provision of management services with respect to the Manager Portion by delivering investment guidelines, investment policies and investment restrictions (as amended from time to time, the “Investment Guidelines”), and the Manager shall manage the investment and reinvestment of the Manager Portion in accordance with the Investment Guidelines.  The investment authority granted to the Manager with respect to the Manager Portion shall include only the authority to make investment decisions with regard to the investment, reinvestment and disposition of assets held by the Fund(s) in the Manager Portion and to exercise whatever powers the Trust may possess with respect to any of the assets in the Manager Portion, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer.  To the extent that any communication directing the provision of management services with respect to the Manager Portion are made or delivered pursuant to this Agreement by either the Adviser or the Sub-Adviser, such communications or instruction,unless otherwise specified, shall be deemed to have been made by both the Adviser and the Sub-Adviser.  To the extent that any communication directing the provision of management services with respect to the Manager Portion are made or delivered to the Manager pursuant to this Agreement by the Board, such communications or instruction shall supersede any communications or instruction provided by the Adviser or the Sub-Adviser regarding the same matter.

            Section 3.  Duties and Representations and Warranties of the Manager.

             (a)        The Manager shall make decisions with respect to all purchases and sales of securities and other investment assets for the Manager Portion of the Fund(s).  To carry out such decisions, the Manager is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund(s) with respect to the Manager Portion thereof.  In all purchases, sales and other transactions in securities and other investment assets for the Manager Portion of the Fund(s), the Manager is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

            (b)        The Manager acknowledges that the Fund(s) and other mutual funds advised by the Adviser (collectively, the “fund complex”) may engage in transactions with certain sub-advisers or other managers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act.  Accordingly, the Manager hereby agrees that it will not consult with any other sub-adviser or manager of a fund in the fund complex, or an affiliated person of a sub-adviser or manager, concerning transactions for a fund in securities or other fund assets.  With respect to a multi-managed Fund(s), the Manager shall be limited to managing only the Manager Portion as may be determined from time-to-time by the Board, the Adviser or the Sub-Adviser, and shall not consult with another manager as to any other portion of the Fund(s)’ portfolio concerning transactions for the Fund(s) in securities or other Fund assets.  Notwithstanding the foregoing, nothing herein shall be deemed to prohibit consultations between (i) a Manager that is not an affiliated person of the Adviser or the Sub-Adviser and a sub-adviser or manager that is an affiliated person of the Adviser or the Sub-Adviser or (ii) a Manager that is an affiliated person of the Adviser or Sub-Adviser and any other sub-adviser or manager.

            (c)        The Manager will provide information and reports to the Adviser and/or the Sub-Adviser at their reasonable request, and, upon request, to the Board at a meeting thereof, concerning all material changes in the Manager Portion of the Fund(s) since the prior report, and will also keep the Adviser and/or the Sub-Adviser, and, upon request, the Board informed of important developments affecting the Trust, the Manager Portion of the Fund(s).  At the request of the Adviser or the Sub-Adviser, the Manager shall review draft shareholder reports and annual updates to prospectuses and other documents and provide timely comments thereon.  The Manager will also furnish the Adviser and/or the Sub-Adviser, and upon request, the Board with such statistical and analytical information with respect to securities or other assets in the Manager Portion of the Fund(s) as the Board, the Adviser or the Sub-Adviser reasonably may request.  In making purchases and sales of securities for the Manager Portion of the Fund(s), the Manager will comply with the provisions, policies, restrictions and other requirements set forth in Section 7 of this Agreement, and the investment objectives, policies and restrictions of the Fund(s).

            (d)       The Manager shall promptly notify the Adviser and the Sub-Adviser (i) of any changes regarding the Manager that would reasonably be expected to impact disclosure in the Trust’s Registration Statement, including, without limitation, any change in the personnel of the Manager responsible for making investment decisions for the Fund(s), (ii) of any material violation of any requirement, provision, policy or restriction that the Manager is required to comply with under Section 7 of this Agreement, and (iii) upon Manager becoming aware that it is, or likely may become, subject to any statutory disqualification pursuant to Section 9 of the 1940 Act or any other event otherwise that prevents the Manager from performing its duties pursuant to this Agreement.  The Manager shall notify the Adviser and the Sub-Adviser of any change in “control” (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Manager promptly after the reasonable possibility of such event becomes known to Manager.  The Manager shall, as soon as reasonably practicable, notify the Adviser, the Sub-Adviser and the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser, the Sub-Adviser, the Fund(s) or the Trust.  The Manager shall reasonably cooperate with the Fund(s)’ custodian (“Custodian”) in the Custodian’s processing of class actions or other legal proceedings relating to the holdings (historical and/or current) of the Fund(s).  The Manager shall not be required to compile or file claims or take any related actions on behalf of the Trust in any class action, bankruptcy or other legal proceeding related to securities currently or previously held by the Trust, but shall provide reasonable assistance to the Adviser in connection with such matters.

            (e)        The Manager shall supervise and monitor the activities of its representatives, personnel and agents in connection with the execution of its duties and obligations hereunder.  The appropriate personnel of the Manager will be made available to consult with the Adviser, the Sub-Adviser, the Trust and the Board at reasonable times and upon reasonable notice concerning the Manager’s performance of services hereunder or any other aspect of the business of the Trust and the Fund(s).  Without limiting the generality of the foregoing, appropriate personnel of the Manager will assist the Adviser and/or the Board in the valuation of securities or other investment assets held within the Manager Portion of the Fund(s) in accordance with the Trust’s Procedures for the Valuation of Portfolio Securities.

            (f)        The Manager is not authorized to sub-contract or otherwise delegate any of the services contemplated hereby to any other person without the prior written consent of the Trust, the Adviser and the Sub-Adviser, which consent may be withheld for any reason.  Notwithstanding the foregoing, the Manager may: (i) from time to time employ or sub-contract the services of certain persons as the Manager believes to be appropriate or necessary to assist in the execution of the Manager’s duties hereunder (other than the provision of investment advice to the Fund(s)), and (ii) utilize the personnel of its foreign affiliates to assist it with providing its services under this Agreement consistent with the guidance issued by the staff of the Commission relating to “participating affiliates”; provided, however, that the employment or association with any such person shall not relieve the Manager of its responsibilities or liabilities hereunder and the Manager will remain solely responsible for the provision of services under this Agreement, and the cost of performance of such duties shall be borne and paid solely by the Manager and no obligation may be imposed on the Trust in any such respect.  Any other attempt to sub-contract or delegate any such services without such consent shall be invalid.

            (g)        The Manager represents and warrants to the Adviser, the Sub-Adviser and the Trust that: (i) the Manager is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; (ii) the Manager is duly organized and validly existing and has requisite power and authority to enter into and perform its obligations under this Agreement; and (iii) the execution, delivery and performance of this Agreement by the Manager has been duly authorized by appropriate action of the Manager.

Section 4.  Delivery of Documents to the Manager.  The Adviser or the Sub-Adviser has furnished the Manager with true, correct and complete copies of the following documents:

(a)        The Declaration of Trust, as in effect on the date hereof;

(b)        The Registration Statement filed with the Commission under the 1940 Act, including the prospectuses related to the Fund(s) included therein;

(c)        The Advisory Agreement and the Sub-Advisory Agreement; and

(d)       Written guidelines, policies and procedures adopted by the Trust that are applicable to the Fund(s) and the Investment Guidelines.

The Adviser or the Sub-Adviser will furnish the Manager with all future amendments and supplements to the foregoing as soon as practicable after such documents become available.  The Adviser or the Sub-Adviser shall furnish the Manager with any further documents, materials or information that the Manager may reasonably request in connection with the performance of its duties hereunder.

The Manager shall furnish the Adviser or the Sub-Adviser with written certifications, in such form as the Adviser or the Sub-Adviser shall reasonably request, that it has received and reviewed the most recent version of the foregoing documents provided by the Adviser or the Sub-Adviser and that it will comply with such documents in the performance of its obligations under this Agreement.

Section 5.  Delivery of Documents to the Adviser and the Sub-Adviser.  The Manager has furnished, and in the future will furnish, the Adviser and the Sub-Adviser with true, correct and complete copies of each of the following documents:

(a)        The Manager’s most recent Form ADV;

(b)        The Manager’s most recent balance sheet;

(c)        The current Code of Ethics of the Manager, adopted pursuant to Rule 17j-1 under the 1940 Act, and annual certifications regarding compliance with such Code; and

(d)       Copies of its policies and procedures adopted pursuant to Rule 206(4)-7 under the Advisers Act, as amended from time to time, and the report memorializing the results of the annual review of the adequacy of such policies and procedures.

In addition, the Manager will furnish the Adviser and the Sub-Adviser with a summary of the results of any examination of the Manager by the Commission or other regulatory agency with respect to the Manager’s investment management activities.

The Manager will furnish the Adviser and the Sub-Adviser with all such documents as soon as practicable after such documents become available, to the extent that such documents have been changed materially.  The Manager shall furnish the Adviser and the Sub-Adviser with any further documents, materials or information as the Adviser or the Sub-Adviser may reasonably request in connection with the Manager’s performance of its duties under this Agreement, including, but not limited to, information regarding the Manager’s financial condition, level of insurance coverage, code of ethics compliance, conflict mitigation practices, and any certifications or sub-certifications which may reasonably be requested in connection with Fund(s) registration statements, Form N-CSR filings or other regulatory filings, and in connection with the consideration of the continuation of this Agreement for approval as set forth in Section 15 hereof.

            Section 6.  Control by Board.    As is the case with respect to the Adviser under the Advisory Agreement, and the Sub-Adviser under the Sub-Advisory Agreement, any investment activities undertaken by the Manager pursuant to this Agreement, as well as any other activities undertaken by the Manager on behalf of the Fund(s), shall at all times be subject to the direction and control of the Trust’s Board.

        Section 7.  Compliance with Applicable Requirements.  In carrying out its obligations under this Agreement, the Manager shall at all times comply with:

            (a)        all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder;

            (b)        the provisions of the registration statement of the Trust, as it may be amended or supplemented from time to time, under the Securities Act and the 1940 Act provided that the Manager has had an opportunity to review the description of its activities under this Agreement;

            (c)        the provisions of  the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time;

            (d)       the provisions of any By-laws of the Trust, if adopted and as it may be amended from time to time, resolutions of the Board as may be adopted from time to time, the applicable provisions of written guidelines, policies and procedures adopted by the Trust or the Board, and the Investment Guidelines;

            (e)        the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Trust or the Fund(s); and

            (f)        any other applicable provisions of state or federal law.

            For purposes of clarification and without limiting the foregoing, the parties agree that the obligations of the Manager with respect to the foregoing will not require the Manger to comply with such provisions of law (including the income and diversification provisions of Subchapter M of the Code) that apply specifically to the management of the Fund(s)’ assets or operation of the Fund(s) as a whole and not individually to the Manager Portion.

            In addition, without limiting the generality of the foregoing, the Manager agrees that: (i) any code of ethics adopted by the Manager must comply with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, as they may be amended from time to time, and, if requested by the Trust, the Adviser or the Sub-Adviser, any practices regarding personal investing as may be set out in any interpretive release or guidance issued by the Commission or its staff, (ii) the Adviser and the Trust may disclose Fund(s) portfolio holdings information (including with respect to the Manager Portion) in accordance with the Trust’s policies and procedures governing the disclosure of Fund(s) portfolio holdings, as amended or supplemented from time to time, and as required by applicable law or as otherwise provided hereunder, and (iii) the Manager will not use, nor will it seek to obtain, material non-public information concerning portfolio companies in connection with performing its duties hereunder.

Section 8.  Proxies.  The Manager shall not have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Manager Portion of the Fund(s) are invested; however, the Manager will provide, when requested by the Adviser, information on a particular issuer to assist the Adviser in the voting of a proxy.

            Section 9.  Broker-Dealer Relationships.  The Manager is responsible for the purchase and sale of securities for the Manager Portion of the Fund(s), broker-dealer selection, and negotiation of brokerage commission rates.  The Manager’s primary consideration in effecting a security transaction will be to obtain the best price and execution under the circumstances.  In selecting a broker-dealer to execute each particular transaction for the Manager Portion of the Fund(s), the Manager will consider such factors it considers to be relevant to the transaction, which are expected to include, among other things:  the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund(s) on a continuing basis.  Accordingly, the price to the Fund(s) in any transaction may be less favorable than that available from another broker-dealer if the Manager determines in good faith that the difference is reasonably justified by other aspects of the portfolio execution services offered.  Subject to such policies as the Board may from time to time determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused the Fund(s) with respect to the Manager Portion to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Manager with respect to the Manager Portion of the Fund(s) and to other clients of the Manager.  The Manager is further authorized to allocate the orders placed by it on behalf of the Manager Portion of the Fund(s) to brokers and dealers who provide brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934 and in compliance therewith.  Such allocation shall be in such amounts and proportions as the Manager shall determine and the Manager will report on said allocations regularly to the Board, indicating the brokers to whom such allocations have been made and the basis therefor.

Provided the investment objective of the Fund(s) is adhered to, the Manager may aggregate sales and purchase orders of securities for the Manager Portion of the Fund(s) with similar orders being made at approximately the same time for other portfolios managed by the Manager, if, in the Manager’s reasonable judgment, such aggregation will result in an overall economic benefit to the Fund(s).  In accounting for such aggregated order, price and commission shall be averaged on a per bond or share basis daily.  The Trust and the Adviser acknowledge that the Manager’s determination of such economic benefit to the Fund(s) may be based on an evaluation that the Fund(s) is benefited by relatively better purchase or sales price, lower commission expenses and beneficial timing of transactions, the Manager’s fiduciary duty to fairly allocate trading opportunities among its clients, or a combination of these and other factors.  The allocation of securities so purchased or sold shall be made by the Manager in the manner that the Manager considers to be most equitable and consistent with its fiduciary obligations to the Fund(s) and other clients.  The Manager represents and acknowledges that it is solely responsible for complying, and agrees that it shall comply, with any and all applicable pronouncements of the Commission or its staff with respect to the requirements for aggregating trades as may be set out in any interpretive release and/or no-action letters issued by the Commission or its staff.  The Manager shall not be responsible for any acts or omissions by any broker or dealer, provided that the Manager did not act with negligence or willful misconduct in the selection of such broker or dealer.

The Manager shall not engage in any transactions for the Manager Portion of the Fund(s) with or through any broker-dealer that is an affiliated person of the Manager or of the Adviser or the Sub-Adviser except in compliance with all applicable regulations of the Commission and the applicable policies and procedures of the Trust governing such transactions.

            Section 10.  Expenses of the Fund(s).  All of the ordinary business expenses incurred in the operations of the Fund(s) and the offering of their shares shall be borne by the Fund(s) unless specifically provided otherwise in this Agreement.  These expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund(s) in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Fund(s)’ shareholders.

            The Manager shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement.

In addition, the Adviser (and not any other party to this Agreement) shall be responsible for reasonable out-of-pocket costs and expenses incurred by it, the Sub-Adviser or the Trust: (a) to amend the Trust’s registration statement (other than as part of a normal annual updating of the registration statement) or supplement the Fund(s)’ prospectuses and/or statement of additional information, and circulate the same, solely to reflect a change in the personnel of the Manager responsible for making investment decisions in relation to the Fund(s); or (b) to obtain shareholder approval of a new sub-advisory agreement as a result of a change in “control” (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Manager (which may include, without limitation, the costs of preparing, printing and mailing a proxy statement for the shareholder meeting and proxy solicitation services, among others), or to otherwise comply with the 1940 Act, the Securities Act, or any other applicable statute, law, rule or regulation, as a result of such change.

        Section 11.  Compensation.   As compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Manager fees, payable monthly, at the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time.  It is understood that the Adviser shall be responsible for the Manager’s fee for its services hereunder, and the Manager agrees that it shall have no claim against the Trust, the Fund(s) or the Sub-Adviser with respect to compensation under this Agreement.

        Section 12.  Standard of Care.  The Trust and Adviser and Sub-Adviser shall expect of the Manager, and the Manager will give the Trust and the Adviser and Sub-Adviser the benefit of, the Manager’s best judgment and efforts in rendering its services to the Trust, and the Manager shall not be liable hereunder for any mistake in judgment.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Manager or any of its officers, directors, employees or agents, the Manager shall not be subject to liability to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

        Section 13.  Non-Exclusivity.   The services of the Manager to the Sub-Adviser, the Adviser and the Trust are not to be deemed to be exclusive, and the Manager shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities.  It is understood and agreed that officers or directors of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

        It is understood that the Manager performs investment advisory services for various clients, including accounts of clients in which the Manager or associated persons have a beneficial interest.  The Manager may give advice and take action in the performance of its duties with respect to any of its other clients, which may differ from the advice given, or the timing or nature of action taken, with respect to the assets of the Fund(s).  Nothing in this Agreement shall be deemed to impose upon the Manager any obligation to purchase or sell for the Fund(s) any security or other property that the Manager purchases or sells for its own accounts or for the account of any other client.

        Section 14.   Records.  The Manager shall, with respect to the placing and allocation of brokerage orders placed by it for the purchase and sale of portfolio securities or other investment assets and other portfolio transactions of the Fund(s) in the Manager Portion, maintain or arrange for the maintenance of the documents and records required to be maintained by the Trust pursuant to Rule 31a-1 under the 1940 Act and other applicable law or regulation as well as trade tickets and confirmations of portfolio trades and such other records as the Adviser or the Fund(s)’ Administrator reasonably requests to be maintained.  All such records shall be maintained in a form acceptable to the Fund(s) and in compliance with the provisions of Rule 31a-1 or any successor rule or other applicable law or regulation.  The Manager shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, any and all other documents and records relating to the services provided by the Manager pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service of the U.S. Department of Treasury.   All such records will be the property of the Trust, and will be available for inspection and use by the Trust and their authorized representatives (including the Adviser and the Sub-Adviser) at all times during the Manager’s normal business hours.  The Manager shall promptly, upon the request of the Trust or the Trust’s authorized representatives (including the Adviser and the Sub-Adviser), surrender and deliver to the Fund(s) those records which are the property of the Trust or any Fund(s).  The Manager will promptly notify the Fund(s)’ Administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

        Section 15.  Term and Approval.   This Agreement shall become effective with respect to the Fund(s) after it is approved by the Board of Trustees of the Trust, including by a majority of the Trustees who are not interested persons of the Trust, and executed by the Trust, Adviser, Sub-Adviser and Manager, and the Sub-Adviser has provided the Manager with assets to invest, and shall continue in effect for more than two years from its effective date, provided that the continuation of this Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

            (a)        (i) by the Trust’s Board of Trustees or (ii) by the vote of “a majority of the outstanding voting securities” of the Fund(s) (as defined in Section 2(a)(42) of the 1940 Act), and

            (b)        by the affirmative vote of a majority of the Trust’s Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

        Section 16.  Termination.   This Agreement may be terminated with respect to the Fund(s) at any time, without the payment of any penalty, by vote of the Trust’s Board of Trustees or by vote of a majority of the Fund(s)’ outstanding voting securities, or by the Adviser, Sub-Adviser or Manager, on sixty (60) days’ written notice to the other party.  The notice provided for herein may be waived by the party entitled to receipt thereof.  This Agreement shall automatically terminate in the event of its assignment, the term “assignment” for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.  This Agreement shall automatically terminate in the event of the termination of the Advisory Agreement.   This Agreement may also be terminated immediately by the Adviser, the Sub-Adviser or the Trust in the event that the Manager commits a material violation of any governing law or regulation.

        Section 17.  Indemnification by the Manager.  In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Trust, the Adviser or the Sub-Adviser, or any of their respective officers, directors, employees, affiliates or agents, the Manager agrees to indemnify and hold the Trust, any Fund(s) of the Trust, the Adviser and the Sub-Adviser and their respective officers, directors, employees, affiliates and agents (severally, but not jointly) harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind,  arising out of or attributable to the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties of the Manager or any of its officers, directors, employees or agents.  The Manager shall not be liable hereunder for any losses or damages resulting from the Manager’s adherence to the written instructions of the Adviser or the Sub-Adviser or for any losses or damages that did not result from the Manager’s breach of the standard of care set forth in Section 12 hereof.

        Section 18.  Indemnification by the Trust, the Adviser and the Sub-Adviser.  In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Manager or any of its officers, directors, employees or agents, the Trust, the Adviser and the Sub-Adviser hereby agrees to indemnify and hold harmless the Manager   against any and all losses, damages, costs, charges, counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from: (i) the advertising, solicitation, sale, purchase or pledge of securities, whether of the Fund(s) or other securities, undertaken by the Fund(s), their respective officers, directors, employees or affiliates, (ii) resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Fund(s), their officers, directors, employees or affiliates, or (iii)the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties hereunder on the part of the Fund(s), the Adviser or the Sub-Adviser or their respective officers, directors, employees or affiliates; provided, however, the Sub-Adviser shall have no obligation to indemnify and hold harmless the Manager with respect to any of the foregoing matters to the extent the Sub-Adviser did not commit such violations, take such actions or act in such manner.  Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein or in Section 17 shall constitute a waiver or limitation of any rights which the Fund(s) may have and which may not be waived under any applicable federal and state securities laws.

        Section 19.   Notices.  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties at such address as such other parties may designate for the receipt of such notice.  Until further notice to the other parties, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Karla Rabusch, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: C. David Messman, and that of the Sub-Adviser shall be 1133 Connecticut Avenue, N.W., Suite 810, Washington, D.C. 20036, Attention: Sherri Rossoff, and that of the Manager shall be 280 Congress Street, Boston, Massachusetts 02025, Attention: Legal and Compliance.

        Section 20.   Questions of Interpretation.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.   The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

  Section 21.  Amendment.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Fund(s).  Otherwise, a written amendment of this Agreement is effective upon the approval of the Board, the Adviser, the Sub-Adviser and the Manager.

              Section 22.  Wells Fargo Name.  The Manager shall not, without prior written consent of the Adviser: (i) use in advertising, publicity or otherwise the name of “Wells Fargo,” including the name of Wells Fargo & Co. or any of its affiliates, nor any trade name, trademark, trade device, service mark, symbol, logo or any abbreviation, contraction or simulation thereof owned by Wells Fargo & Co. or any of its affiliates; or (ii) represent, directly or indirectly, that any product or any service provided by the Manager has been approved or endorsed by Wells Fargo & Co. or any of its affiliates.

              Section 23.  Confidentiality.  Subject to the provisions of the last paragraph of Section 7 hereof and this Section 23, the following shall be treated as confidential (“Confidential Information”): (i) any information or recommendations supplied by the Manager in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings in the Manager Portion, financial information or other information relating to the Manager; and (ii) any records and other information relative to the Trust, the Fund(s), the Adviser and the Sub-Adviser which the Manager receives or has access to in the performance of its duties in connection with the performance of its obligations and duties hereunder, including without limitation, prior, present or potential shareholders and clients, the list of Fund(s) portfolio securities, instruments and assets and liabilities of the Fund(s).  Except as may be required by applicable law or rule or as requested by regulatory authorities, Confidential Information may be disclosed to or used only as necessary to carry out the purposes of this Agreement (including, without limitation, the disclosure of Confidential Information to, or the use of the same by, the Fund(s)’ Custodian and fund accountant and other service providers supporting the operation of the Fund(s), the Fund(s)’ auditors, legal advisors to any party, and such other persons as the Fund(s), the Adviser and the Sub-Adviser may designate in connection with the operation and management of the Manager Portion).  The Manager shall not use its knowledge of Confidential Information regarding the Fund(s)’ portfolio as a basis to place or recommend any securities or other transactions for its own benefit or the benefit of others or to the detriment of the Fund(s).

              The Manager hereby authorizes the Fund(s), the Adviser and the Sub-Adviser to use all related evaluation material, analyses and information regarding the Manager and the investment program of the Manager Portion of the Fund(s), including information about portfolio holdings and positions, in connection with: (i) marketing the Fund(s), (ii) providing ongoing information to existing Fund(s) shareholders, and (iii) providing any required regulatory disclosures.

              The confidentiality provisions of this Section 23 will not apply to any information that: (i) is or subsequently becomes publicly available without breach of any obligation owed to another party; (ii) became known to a party from a source other than another party, and without breach of an obligation of confidentiality owed to another party; (iii) is independently developed by any party without reference to the information required by this Agreement to be treated confidentially; or (iv) is used by any party in order to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement. Nothing in this Section 23 will be deemed to prevent a party from disclosing any information received hereunder pursuant to any applicable law or in response to a request from a regulatory or judicial authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

WELLS FARGO FUNDS TRUST

on behalf of the Fund(s)

By:   ________________________________________

            C. David Messman

            Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:   ________________________________________

            Andrew Owen

            Executive Vice President

THE ROCK CREEK GROUP, LP

By:   ________________________________________

            Name:

            Title:

WELLINGTON MANAGEMENT COMPANY, LLP

By:   ________________________________________

            Name:

            Title:

APPENDIX A

WELLINGTON MANAGEMENT COMPANY, LLP

SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Wells Fargo Advantage Alternative Strategies Fund

Approval by the Board of Trustees:  February 20, 2014

SCHEDULE A

WELLINGTON MANAGEMENT COMPANY, LLP

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 1st day of April 2014, by and among Wells Fargo Funds Trust, Wells Fargo Funds Management, LLC (the “Adviser”), and Wellington Management Company, LLP (the “Manager”); and

            WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Manager Sub-Advisory Agreement”) whereby the Manager provides investment management with respect to each series of the Trust listed in Appendix A to the Manager Sub-Advisory Agreement (the “Fund(s)”).

            WHEREAS, the Manager Sub-Advisory Agreement provides that the fees to be paid by the Adviser to the Manager are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid by the Adviser to the Manager under the Manager Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Manager Portion (as defined in the Manager Sub-Advisory Agreement) of the Fund(s) throughout the month:

Fund Name	Sub-Advisory Fee as % of Avg. Daily Net Assets
Wells Fargo Advantage Alternative Strategies Fund	0.75

            If the Manager shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Manager provided management and other services to the Fund(s).

The foregoing fee schedule is agreed to as of this 1st day of April 2014, and shall remain in effect until agreed and changed in writing by the parties.

WELLS FARGO FUNDS TRUST

on behalf of the Fund(s)

By: _______________________________________

         C. David Messman

         Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

         Andrew Owen

         Executive Vice President

WELLINGTON MANAGEMENT COMPANY, LLP

By: _______________________________________

        Name:

        Title:

Appendix B

Plan of Liquidation

Plan of Liquidation

August 15, 2018

WELLS FARGO FUNDS TRUST

PLAN OF LIQUIDATION AND TERMINATION

WHEREAS, Section 4 of Article XI of the Amended and Restated Declaration of Trust for Wells Fargo Funds Trust (the “Trust”) states that: “[t]he Trustees may, without Shareholder approval (unless the 1940 Act or other applicable law expressly provides otherwise):...dissolve, liquidate, or terminate a Series….”;

NOW THEREFORE, this Plan of Liquidation and Termination (the “Plan”) for the Trust on behalf of its Wells Fargo Alternative Strategies Fund (the “Fund”) is intended to accomplish the complete liquidation and termination of the Fund in conformity with Article XI of the Trust’s Amended and Restated Declaration of Trust.

1.         Board Approval of the Plan.   The Plan was approved by the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons thereof (the “Independent Trustees”), as defined in the Investment Company Act of 1940, at a Board meeting held on August 15, 2018 (the “Meeting”).  As reflected in the resolutions of the Meeting, the Board of Trustees, including a majority of the Independent Trustees, determined the Plan to be in the best interests of the Fund and its shareholders.

2.         Effective Time and Effective Date of the Plan.  This Plan shall be effective with regard to the Fund at such time (the “Effective Time”) and on such date (the “Effective Date”) as determined by the officers of the Trust (the “Officers”).  Following the Meeting, on a date determined by the Officers, the Fund will close to new investors and investments, except that existing retirement plans, benefit plans and retirement plan platforms may continue to add new participants and make additional purchases until the Fund’s liquidation date.  After the Meeting, the Fund shall continue to engage in all business activities appropriate and advisable to operate the Fund for the benefit of shareholders, including preparing for and taking the steps referred to in Sections 5 and 6.

3.         Prior Notice of Liquidation.  The Officers shall provide advance notice to shareholders of the liquidation of the Fund, and information as to the distribution of proceeds.  Such distribution shall be made to each shareholder in accordance with instructions received from such shareholder, provided that if the Fund has not received instructions from a shareholder by the date specified in the notice, the shareholder’s proceeds shall be distributed to the shareholder at the address listed on the account or such other standing arrangement governing the shareholder’s account.

4.         Fixing of Shares.  The number of shares owned by a shareholder of the Fund shall be fixed on the basis of that shareholder’s Fund holdings at the Effective Time on the Effective Date.

5.         Liquidation of Assets and Payment of Debts.  The Fund shall cause the orderly liquidation of all of its assets (other than a specified illiquid holding in a private company (“Illiquid Holding”) to the extent that the sale and settlement of the Illiquid Holding cannot reasonably be expected to be completed by the Effective Date) to cash or equivalent form consistent with the terms of this Plan, by sale of its investments as the Officers and the Fund’s investment manager and sub-advisers determine to be advisable, and pay or provide for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent (other than accrued but unpaid investment management fees equal to the value of the Illiquid Holding at the time of the final NAV calculation (the “Final Liability”) on the Effective Date).

6.         Liquidating Distributions.  As soon as practicable after the Effective Date, the Fund will distribute the following to its shareholders of record as of the Effective Date:  (i) a liquidating distribution equal to the shareholder’s proportionate number of shares in the Fund (after the payment of the liabilities) carried to the fourth decimal place multiplied by the value of such shares carried to the fourth decimal place at the Effective Time on the Effective Date and then rounded to the nearest penny; and (ii) information concerning the sources of the liquidating distribution, if and as required by applicable law or regulation.

7.         Post-Liquidation Disposition of Illiquid Holding and Discharge of Final Liability.  Following the liquidating distributions described in Section 6, the Fund, acting through its Officers, shall seek to cause the liquidation of the Illiquid Holding and, from the proceeds thereof, pay the Final Liability.  After the Final Liability is discharged, any excess proceeds realized from the disposition of the Illiquid Holding would not be retained by the Fund or by Wells Fargo Asset Management.  Instead, such proceeds would be applied to a Wells Fargo Funds complex-wide expense or donated to a charitable organization.

8.         Termination. After the completion of each liquidating distribution under the Plan described above, the Trust’s Officers shall do any and all things necessary, in consultation with counsel, to wind up the affairs of the Fund, including filing any required documents with the United States Securities and Exchange Commission, state securities commissions or other federal or state agencies.  Any actions necessary to terminate the Fund’s registration with federal or state securities authorities may, if needed, be completed prior to completion of the post-liquidation disposition of the Illiquid Holding and payment of the Final Liability described above.

9.         Expenses of Liquidation and Termination.  The Fund will bear all expenses associated with its liquidation and termination.

10.       Power of Officers.  The Officers are authorized, empowered and directed by the approval of the Plan by the Board of Trustees to take any and all actions deemed necessary or appropriate, in consultation with counsel, to effectuate the Plan and the liquidation and termination of the Fund, including, without limitation, preparing, executing and delivering any documents necessary to effectuate the Plan and to liquidate and terminate the Fund.